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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Invitrogen Corporation's previously filed Registration Statements File Nos. 333-46146, 333-86531 and 333-74061.


/s/ ARTHUR ANDERSEN LLP

San Diego, California
March 19, 2001